Exhibit 99.1

Contact:           Scott Lamb
Vice President, Investor Relations
(713) 513-3344

CAMERON ANNOUNCES RESULTS FOR THIRD QUARTER OF 2015

•	$1.18 fully diluted earnings per share excluding discontinued operations and other costs

•	Strong execution and margin performance in Subsea and Drilling Segments

•	Systemic cost reduction program continues to enhance margins

HOUSTON, October 22, 2015 -- Cameron (NYSE: CAM) today reported fully diluted earnings per share, excluding discontinued operations and other costs, of $1.18 for the third quarter of 2015, compared to $1.17 for the same period of 2014.

Other costs in the third quarter of 2015 amounted to $44 million, or $0.20 per share, as detailed in an accompanying table.

On a GAAP basis, the Company’s fully diluted earnings per share for the third quarter and first nine months of 2015 were $0.97 and $1.96, respectively, as compared to $1.11 and $2.68 for the same periods of 2014.

President and Chief Executive Officer Scott Rowe, said, “Despite the severity of the global downturn in energy markets, which has been especially pronounced in North America, Cameron reported very strong operating results in the third quarter of 2015. These results validate the journey we began in 2014 to reduce the company’s fundamental cost structure and improve execution across our four segments.”

Rowe said, “The Company’s earnings for the third quarter of 2015 were comparable to those of the third quarter of 2014, as a near-tripling of operating income in the Subsea Segment, a 20% reduction in consolidated SG&A and a lower tax rate were offset by reduced operating income in the Company’s other three business segments. Revenues were down in all four segments relative to the year-ago quarter, reflecting weaker demand in the company’s served markets.”

Segment Performance

•
Subsea - the segment generated significant increases in operating income and operating income margin relative to the year-ago quarter, driven primarily by strong execution which generated project cost reductions during the quarter.

•	Surface - ongoing weakness in demand and pricing in North America contributed to a decline in operating income and operating income margin as compared to the year-ago quarter.

•
Drilling - strong execution enabled accelerated delivery of backlog, which contributed to an increase in operating income margin relative to the year-ago quarter. Margin improvement was also supported by cost reduction activities.

•
Valves & Measurement - lower volumes and pricing pressures contributed to a decline in operating income and operating income margin, relative to the year-ago quarter, partially offset by cost reduction.

Outlook
Rowe said, “Although our operational improvements partially mitigated the third-quarter impact of the cyclical downturn, we have seen no easing of market pressures and - as a result - we expect operating income margins to decline sequentially in the fourth quarter in each of our four segments. In the face of market headwinds, we will maintain our relentless focus on the things we can control: execution, customer relationships, cost reduction and technology.”

Cash Flow from Operations
The company generated cash from operations of $376 million during the third quarter of 2015 and ended the quarter with cash, cash equivalents and short-term investments totaling $1.9 billion.

Agreement to be Acquired by Schlumberger Limited
On August 26, 2015, Schlumberger Limited (NYSE: SLB) and Cameron jointly announced a definitive merger agreement in which the companies will combine in a stock and cash transaction. The agreement was unanimously approved by the boards of directors of both companies. The transaction is subject to Cameron shareholders' approval, regulatory approvals and other customary closing conditions. It is anticipated that the closing of the transaction will occur in the first quarter of 2016.

In light of the pending transaction with Schlumberger, Cameron is discontinuing its quarterly conference calls for the investment community.

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil and gas industries.
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In addition to the historical data contained herein, this document includes forward-looking statements regarding operating income margins for the company’s business segments, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company's actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company's results of operations, liquidity or financial condition. Such factors may include overall demand for, and pricing of, the Company's products, particularly as affected by North American activity; the size and timing of orders; the Company's ability to successfully execute the large subsea and drilling systems projects it has been awarded; the possibility of cancellations of orders; the Company's ability to convert backlog into revenues on a timely and profitable basis; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity. In particular, current and projected oil and gas prices historically have generally directly affected customers' spending levels and their related purchases of the Company's products and services. Additionally, changes in oil and gas price expectations may impact the Company's financial results due to changes it may make in its cost structure, staffing or spending levels.

Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company's future performance. Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Additional Information
This press release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC REGARDING THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials are available to stockholders of Cameron at no expense to them. Investors may obtain free copies of these documents and other documents filed with the SEC by Schlumberger and/or Cameron through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Schlumberger are available free of charge on Schlumberger's internet website at http://www.slb.com. Copies of the documents filed with the SEC by Cameron are available free of charge on Cameron's internet website at http://www.c-a-m.com. You may also read and copy any reports, statements and other information filed by Cameron or Schlumberger with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room.

Participants in Solicitation
Cameron, Schlumberger, their respective directors and certain of their respective executive officers may be considered, under SEC rules, participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Schlumberger is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on January 29, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on February 19, 2015. Information about the directors and executive officers of Cameron is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 20, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 27, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES	$2,208	$2,678	$6,703	$7,577
COSTS AND EXPENSES:
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,530	1,915	4,723	5,456
Selling and administrative expenses	256	320	821	970
Depreciation and amortization	86	83	264	256
Interest, net	34	36	105	98
Other costs (gains), net (see Note 4)	44	19	658	62
Total costs and expenses	1,950	2,373	6,571	6,842
Income from continuing operations before income taxes	258	305	132	735
Income tax provision	(44)	(70)	(144)	(179)
Income (loss) from continuing operations	214	235	(12)	556
Income (loss) from discontinued operations, net of income taxes	(1)	3	431	31
Net income	213	238	419	587
Less: Net income attributable to noncontrolling interests	26	13	43	29
Net income attributable to Cameron stockholders	$187	$225	$376	$558
Amounts attributable to Cameron stockholders:
Income (loss) from continuing operations	$188	$222	$(55)	$527
Income (loss) from discontinued operations	(1)	3	431	31
Net income attributable to Cameron stockholders	$187	$225	$376	$558
Earnings (loss) per common share attributable to Cameron stockholders:
Basic -
Continuing operations	$0.99	$1.11	$(0.29)	$2.55
Discontinued operations	(0.01)	.01	2.25	.15
Basic earnings per share	$0.98	$1.12	$1.96	$2.70
Diluted -
Continuing operations	$0.98	$1.10	$(0.29)	$2.53
Discontinued operations	(0.01)	.01	2.25	.15
Diluted earnings per share	$0.97	$1.11	$1.96	$2.68
Shares used in computing earnings per common share:
Basic	191	201	192	207
Diluted	192	203	192	208

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$1,627	$1,513
Short-term investments	321	113
Receivables, net	2,088	2,389
Inventories, net	2,659	2,929
Other current assets	481	391
Assets of discontinued operations	—	217
Total current assets	7,176	7,552
Plant and equipment, net	1,733	1,964
Goodwill	1,796	2,461
Intangibles, net	613	728
Other assets	291	187
TOTAL ASSETS	$11,609	$12,892
LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$38	$263
Accounts payable and accrued liabilities	2,786	3,748
Accrued income taxes	342	168
Liabilities of discontinued operations	—	90
Total current liabilities	3,166	4,269
Long-term debt	2,794	2,819
Deferred income taxes	227	193
Other long-term liabilities	162	167
Total liabilities	6,349	7,448
Stockholders’ Equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 263,111,472 shares issued at September 30, 2015 and December 31, 2014	3	3
Capital in excess of par value	3,253	3,255
Retained earnings	6,007	5,631
Accumulated other elements of comprehensive income (loss)	(847)	(540)
Less: Treasury stock, 72,298,711 shares at September 30, 2015 (68,139,027 shares at December 31, 2014)	(3,987)	(3,794)
Total Cameron stockholders’ equity	4,429	4,555
Noncontrolling interests	831	889
Total equity	5,260	5,444
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,609	$12,892

Cameron
Unaudited Consolidated Condensed Statements of Cash Flows
($ millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$213	$238	$419	$587
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment and other charges	18	—	581	44
Pre-tax gain on sale of Compression businesses	—	—	(681)	(95)
Depreciation	74	74	226	217
Amortization	12	11	38	49
Non-cash stock compensation expense	13	13	35	43
Gain from remeasurement of prior interest in equity method investment	—	—	—	(8)
Deferred income taxes and tax benefit of employee stock compensation plan transactions	(53)	(74)	(68)	(57)
Changes in assets and liabilities, net of translation, and non-cash items:
Receivables	(6)	(69)	245	42
Inventories	176	(55)	106	(283)
Accounts payable and accrued liabilities	(115)	152	(869)	(291)
Other assets and liabilities, net	38	(74)	173	7
Net cash provided by operating activities	376	216	211	255
Cash flows from investing activities:
Proceeds received from sale of Compression businesses, net	—	—	832	547
Proceeds from sales and maturities of short-term investments	274	18	674	41
Purchases of short-term investments	(159)	(78)	(883)	(115)
Capital expenditures	(60)	(80)	(190)	(259)
Other dispositions (acquisitions), net	—	10	—	(7)
Proceeds from sales of plant and equipment	2	1	11	11
Net cash provided by (used for) investing activities	57	(129)	444	218
Cash flows from financing activities:
Issuance of senior notes	—	—	—	500
Debt issuance costs	—	—	—	(4)
Early retirement of senior notes	—	(253)	—	(253)
Short-term loan borrowings (repayments), net	(7)	94	(220)	104
Purchase of treasury stock	(45)	(351)	(240)	(1,556)
Contributions from (distributions to) noncontrolling interest owners, net	(21)	(40)	(3)	(40)
Proceeds from stock option exercises, net of tax payments from stock compensation plan transactions	10	14	5	39
Excess tax benefits from employee stock compensation plan transactions	—	1	1	6
Principal payments on capital leases	(6)	(6)	(15)	(15)
Net cash used for financing activities	(69)	(541)	(472)	(1,219)
Effect of translation on cash	(32)	(13)	(69)	(9)
Increase (decrease) in cash and cash equivalents	332	(467)	114	(755)
Cash and cash equivalents, beginning of period	$1,295	$1,525	$1,513	$1,813
Cash and cash equivalents, end of period	$1,627	$1,058	$1,627	$1,058

Cameron
Unaudited Supplemental Segment Financial Data
($ millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Subsea	$758	$779	$2,047	$2,195
Surface	446	600	1,499	1,751
Drilling	673	800	2,118	2,233
Valves and Measurement (V&M)	376	558	1,185	1,597
Elimination of intersegment revenues	(45)	(59)	(146)	(199)
Consolidated revenues	$2,208	$2,678	$6,703	$7,577
Segment operating income before interest and income taxes:
Subsea	$120	$44	$244	$119
Surface	49	105	210	304
Drilling	146	159	400	323
V&M	58	104	147	312
Elimination of intersegment earnings	(9)	(17)	(32)	(53)
Segment operating income before interest and income taxes	364	395	969	1,005
Corporate Items:
Corporate expenses	(28)	(35)	(74)	(110)
Interest, net	(34)	(36)	(105)	(98)
Other (costs) gains, net	(44)	(19)	(658)	(62)
Consolidated income (loss) from continuing operations before income taxes	$258	$305	132	$(270)
Orders:
Subsea	$270	$813	$1,572	$1,838
Surface	453	665	1,374	1,920
Drilling	344	574	938	2,030
V&M	346	529	1,103	1,582
Consolidated orders	$1,413	$2,581	$4,987	$7,370

	September 30,	December 31,	September 30,
Backlog (at end of period):	2015	2014	2014
Subsea	$3,454	$4,263	$4,703
Surface	942	1,025	1,202
Drilling	2,074	3,327	3,725
V&M	763	921	954
Consolidated backlog	$7,233	$9,536	$10,584

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Three Months Ended September 30, 2015
	After Tax	Diluted EPS(1)
Net income attributable to Cameron from continuing operations	$188	$0.98
Adjustments:
Asset charges & loss on disposal of assets	20
Facility closures & severance	9
Merger costs & all other	9
Net income attributable to Cameron, excluding charges	$226	$1.18

(1) Based on 192 million diluted shares

	Three Months Ended September 30, 2014
	After Tax	Diluted EPS(2)
Net income attributable to Cameron from continuing operations	$222	$1.10
Adjustments:
Loss on disposal of assets	8
Mark-to-market impact on currency derivatives not designated as accounting hedges	3
Severance, restructuring and other costs	4
Net income attributable to Cameron, excluding charges	$237	$1.17

(2) Based on 203 million diluted shares